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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-21569 of Spinnaker Industries, Inc. on Form S-3 of our report dated February 21, 1997 relating to the financial statements of Central Products Company (not presented separately herein), appearing in this Annual Report on Form 10-K of Spinnaker Industries, Inc. for the year ended December 31, 1997.

Deloitte & Touche LLP

Milwaukee, Wisconsin
March 26, 1998